UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2008, the Board of Directors of LTX-Credence Corporation, a Massachusetts corporation (the “Company”), approved a form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with each of its directors and officers (each, an “Indemnitee”). Under the terms of the Indemnification Agreement, subject to the satisfaction of certain conditions and compliance with certain procedures specified in the Indemnification Agreement, the Company will, to the fullest extent permitted by law, indemnify (including advancing any and all attorneys’ fees, retainers, court costs, and other fees and expenses) the Indemnitee in connection with any proceeding as to which the Indemnitee is made a party, or threatened to be made a party, by reason of the Indemnitee’s status as a director and/or officer of the Company.

If the Indemnitee is an officer of the Company, the Company will indemnify the Indemnitee unless any such proceeding arises out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. If the Indemnitee is a director of the Company, the Company will indemnify the Indemnitee if:

•

the Indemnitee conducted himself or herself in good faith, he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company, and in cases of criminal proceedings, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful; or

•

the Indemnitee engaged in conduct for which he or she is not liable under a provision of the Company’s Articles or Organization, as amended, authorized by Section 2.02(b)(4) of Chapter 156D of the General Laws of the Commonwealth of Massachusetts.

If an Indemnitee is wholly successful in the defense of any such proceeding, the Company will indemnify Indemnitee, to the fullest extent permitted by law, against all reasonable attorneys’ fees, retainers, court costs, and other fees and expenses incurred by or on behalf of the Indemnitee in connection with such proceeding.

The Company will not indemnify, or advance expenses to, the Indemnitee in connection with a proceeding initiated by the Indemnitee unless (i) the initiation thereof is approved by the Company’s Board of Directors or (ii) such proceeding is instituted after a change in control of the Company (as defined in the Indemnification Agreement).

For the duration of the Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as the Indemnitee is subject to any pending or possible claim indemnifiable under the Indemnification Agreement, the Company will use commercially reasonable efforts to maintain a directors’ and officers’ liability insurance policy providing coverage for the Company’s directors and officers. In the event of a change in control of the Company, the Company will maintain such directors and officers’ liability insurance policy for the benefit of the Indemnitee for a period of six years following the change in control.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement,

which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: September 23, 2008	By:	/s/ Joseph A. Hedal
Joseph A. Hedal
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between LTX-Credence Corporation and each of its directors and officers